May 11, 2023 Sterling Griffin Via email Dear Sterling: On behalf of the Board of Directors (the “Board”), I am writing to let you know that your Notice of Retirement dated May 11, 2023 has been received and approved by the Board. Subject to the terms of final formal agreements (the “Final Agreements”), this letter summarizes certain terms in connection with your Retirement. Please confirm your acceptance of the terms as soon as possible, as indicated below. RETIREMENT Pursuant to the Final Agreements, the Board has approved your Retirement effective as of July 12, 2023 (“Retirement Date”). Your outstanding equity awards as of the Retirement Date shall be treated in accordance with the terms of their respective incentive plans. TRANSITION TO STRATEGIC ADVISOR Effective July 12, 2023, you will transition to a new role of Strategic Advisor. In this role, you will provide strategic advisory services as requested by the Board and ensure a smooth transition of your current responsibilities to the new Interim Chief Executive Officer/Interim President. You will remain engaged as Strategic Advisor until the transition period ends on January 12, 2025. During the transition period, you will be paid monthly compensation of $27,777.77. You will also be eligible to receive the following performance based fees if a sale of one or more of the following projects closes on or before December 31, 2023: Project Applicable Fee Belfair View $100,000 Meadowscape $100,000 Pacific Ridge $25,000 Wyndstone $25,000 Your signature on this letter indicates your acknowledgment and acceptance of the provisions set forth above, which provisions, together with the terms in the Final Agreements, supersede any prior discussions between you and Harbor Custom Development, Inc. (or any of its representatives) with respect to your Retirement. As a condition to receiving the compensation and benefits set forth above, and by executing this letter, you also agree to execute a mutual release of Harbor Custom Development, Inc. DocuSign Envelope ID: CB7AA91F-1BC9-4372-BAEE-B7B602FD2ECB

Please execute one copy of this letter and return it to me at your earliest convenience. Regards, Larry Swets, Director Acknowledged and Accepted: Signature: Date: May 11, 2023 Sterling Griffin DocuSign Envelope ID: CB7AA91F-1BC9-4372-BAEE-B7B602FD2ECB